UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

NTN Buzztime, Inc.

(Exact name of registrant as specified in its charter)

001-11460

(Commission File Number)

Delaware	31-1103425
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5966 La Place Court

Carlsbad, California 92008

(Address of principal executive offices, with zip code)

760-438-7400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 29, 2007, NTN Buzztime, Inc. (the “Company”), NTN Wireless Communications, Inc., the Company’s wholly-owned subsidiary (“NTN Wireless”), and HME Wireless, Inc. (“Buyer”), a subsidiary of H.M. Electronics, Inc. (“HME”), entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) for the sale of substantially all of the assets of NTN Wireless to Buyer for $2,400,000 in cash, subject to adjustment under certain circumstances.

The completion of the sale of assets was subject to customary closing conditions, including the consent of third parties to the assignment of certain contracts from NTN Wireless to Buyer in connection with the transaction. On March 30, 2007, the Company and NTN Wireless completed the sale of assets under the Asset Purchase Agreement.

Prior to this transaction, no material relationship existed between the Company and NTN Wireless, on the one hand, and Buyer and HME, on the other hand, or their respective affiliates, directors or officers. The sale of the assets of NTN Wireless is part of the Company’s announced strategy to narrow the scope of its business to its core Entertainment Division.

On March 30, 2007, the Company and HME issued a press release announcing the completion of the sale of assets of NTN Wireless. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2007, Victor Tyrone Lam resigned as an employee of the Company. Mr. Lam was a named executive officer of the Company. In connection with Mr. Lam’s resignation, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Lam which has not yet become effective.

Pursuant to the terms of the Consulting Agreement the Company will use Mr. Lam’s services as a consultant for an intial term of 12 months (with automatic 30 day renewals unless terminated). From April 2007 until March 2008, the Company will pay Mr. Lam a monthly consulting fee which decreases from $26,400 per month (based upon an anticipated time commitment of 40 hours per week) to $14,000 per month (based upon an anticipated time commitment of 20 hours per week). From April 2008 and thereafter Mr. Lam will be paid hourly for his services at the rate of $175 per hour.

The Consulting Agreement is revocable by Mr. Lam until April 6, 2007 and will become effective on April 7, 2007 so long as Mr. Lam does not revoke it.

The foregoing summary of the Consulting Agreement is subject to, and qualified in its entirety by, the Consulting Agreement attached to this current report on Form 8-K as Exhibit 99.2, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated March 30, 2007.

99.2	Consulting Agreement between the Company and Victor Tyrone Lam, dated March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN Buzztime, Inc.

Date: April 4, 2007	By:	/s/ Kendra Berger
Kendra Berger, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated March 30, 2007.

99.2	Consulting Agreement between the Company and Victor Tyrone Lam, dated March 31, 2007.